Exhibit 99

Public Service Enterprise Group 80 Park Plaza Newark, NJ 07102 Ørsted Offshore North America 399 Bolyston Street, 12th floor Boston, MA 02116

CONTACTS:

Investor Relations	Media Contacts
Carlotta Chan	Marijke Shugrue
Carlotta.Chan@pseg.com	Marijke.Shugrue@pseg.com
973-430-6565	908-531-4253

Lauren Burm
Ørsted North America
617-309-8730
laubu@orsted.com

PSEG and Ørsted Complete PSEG’s Acquisition of 25% Interest in Ocean Wind

New Jersey’s First Offshore Wind Project Supports Economy

with New Industry, Infrastructure, Clean Energy and Jobs

(NEWARK, N.J. – April 12, 2021) – PSEG and Ørsted today announced they have completed PSEG’s acquisition of a 25% equity interest in Ocean Wind. Announced on Dec. 4, 2020, PSEG’s investment in Ocean Wind received approval from the New Jersey Board of Public Utilities on March 31.

Ocean Wind is an 1,100-megawatt offshore wind farm located 15 miles off the coast of southern New Jersey. The recent issuance of a Notice of Intent for Ocean Wind from the federal Bureau of Ocean Energy Management is further progress along the timeline of New Jersey’s groundbreaking investment in offshore wind power.

“From creating jobs and strengthening the economy to investing in infrastructure and bringing gigawatts of renewable energy to our coast, offshore wind is critical to New Jersey’s future,” PSEG Chairman, President and CEO Ralph Izzo said. “PSEG is pleased to close on its investment in Ocean Wind and looks forward to working with Ørsted to bring clean energy and new industry to the state.”

“We’re excited to officially welcome PSEG as a partner on Ocean Wind,” said Martin Neubert, Chief Commercial Officer and Deputy Group CEO of Ørsted. “Our two organizations are well-suited to deliver clean reliable energy to New Jersey and help the State continue its path on becoming a leader in the American offshore wind industry.”

In 2019, New Jersey set an ambitious goal of 7,500 megawatts of offshore wind capacity by 2035, a key component of Gov. Phil Murphy’s long-term strategy for achieving a 100% carbon-

free energy supply by 2050. In March, the Biden administration announced a set of actions that included establishing a national target of deploying 30,000 megawatts of offshore wind by 2030.

“Ocean Wind is a leader in helping New Jersey and the nation achieve their clean energy goals,” continued Izzo. “With our robust climate goals and strategies, PSEG is proud of our role in supporting New Jersey’s clean energy economy as we work to address the challenges of climate change.”

Combined with the New Jersey Wind Port and Port of Paulsboro, the state’s key facilities planned to support the development, manufacturing, supply chain and assembly of offshore wind components, Ocean Wind will help New Jersey achieve critical steps in generating clean energy for millions of the state’s residential and business customers, as well as strengthening the domestic supply chain, creating thousands of good-paying jobs and supporting the deployment of offshore wind at scale.

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About PSEG

Public Service Enterprise Group Inc. (PSEG) (NYSE: PEG) is a publicly traded diversified energy company with approximately 13,000 employees. Headquartered in Newark, N.J., PSEG’s principal operating subsidiaries are: Public Service Electric and Gas Co. (PSE&G), PSEG Power and PSEG Long Island. PSEG is a Fortune 500 company included in the S&P 500 Index and has been named to the Dow Jones Sustainability Index for North America for 13 consecutive years.

About Ørsted

The Ørsted vision is a world that runs entirely on green energy. Ørsted develops, constructs, and operates offshore and onshore wind farms, solar farms, energy storage facilities, and bioenergy plants, and provides energy products to its customers. Ørsted ranks as the world’s most sustainable energy company in Corporate Knights’ 2021 index of the Global 100 most sustainable corporations in the world and is recognized on the CDP Climate Change A List as a global leader on climate action. Headquartered in Denmark, Ørsted employs 6,179 people. Ørsted’s shares are listed on Nasdaq Copenhagen (Orsted). In 2020, the group’s revenue was DKK 52.6 billion (EUR 7.1 billion). Visit orsted.com or follow us on Facebook, LinkedIn, Instagram, and Twitter.

Forward-Looking Statement

The statements contained in this press release that are not purely historical are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Factors that may cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission (SEC), and available on our website: https://investor.pseg.com. All of the forward-looking statements made in this press release are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business, prospects, financial condition, results of operations or cash flows. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this press release apply only as of the date hereof. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even in light of new information or future events, unless otherwise required by applicable securities laws.

From time to time, PSEG, PSE&G and PSEG Power release important information via postings on their corporate Investor Relations website at https://investor.pseg.com. Investors and other interested parties are encouraged to visit the Investor Relations website to review new postings. You can also use the “Email Alerts” link at https://investor.pseg.com sign up for automatic email alerts regarding new postings.